ClearEdge Title

Curphey & Badger, P.A.
1771 North Springs Drive
Dunwoody, GA 30338
(941) 962-6842

File Number: C-GA845185
Loan Number: 6723096219
Loan Amount: $1,550,000.00
Close Date: 5/13/2022
Disbursement Date: 5/16/2022

BORROWER(S) CLOSING STATEMENT

Type: Refinance
Property: 3015 RN MARTIN STREET
ATLANTA, GA 30344 (FULTON)
(14-0131-0001-016-8)

Borrower(s): TULSA REAL ESTATE FUND, LLC
3015 RN Martin Street
Atlanta, GA 30344

Lender: Velocity Commercial Capital, LLC ISAOA/ATIMA
30699 Russell Ranch Rd., Suite 295, Westlake Village, CA 91362

Description	P.O.C.	Debit	Credit
Payoffs			
Tax Lien to GSRAN-Z, LLC		$25,324.95	
New Loans			
Loan Amount			$1,550,000.00
Our origination charge $46,500.00 to Swift Capital Options LLC		$46,500.00	
Environmental Fee to Velocity Commercial Capital, LLC ISAOA/ATIMA		$2,050.58	
Prepaid Interest (397.8333 per day from 5/16/2022 to 6/1/2022)		$6,365.33	
Homeowner's Insurance Premium (12 mo.) to Donegal Insurance		$1,609.00	
Property Taxes $1,936.12 per month for 9 mo.		$17,425.08	
Title Charges			
Title - Lender's Title Insurance to ClearEdge Title, Inc. $1,550,000.00		$3,890.00	
Title - ALTA 8.1-06 - Environmental Protection Lien Endorsement(s) to ClearEdge Title, Inc.			
Title - ALTA 9-06 - Restrictions, Encroachments, Minerals Endorsement(s) to ClearEdge Title, Inc.			
Title - Document preparation to NATIONAL DEED NETWORK		$70.00	
CPL Fee to Stewart Title Company (Stewart Title Company: $50.00)		$50.00	
Title - Settlement or closing fee to Curphey & Badger, PA		$650.00	
Government Recording and Transfer Charges			
Recording fees: Deed $25.00		$25.00	
Recording Fees: Mortgage $25.00		$25.00	
State Deed Tax/Stamps to ClearEdge Title - Filing Fee		$1,550.00	
Residential Mortgage Fee to ClearEdge Title - Filing Fee $10.00		$10.00	
Intangible Tax to ClearEdge Title - Filing Fee $4,650.00		$4,650.00	
Additional Settlement Charges			
for tax lien payoff to ClearEdge Title, Inc.		$40.00	
Totals		$110,234.94	$1,550,000.00

Balance Due TO Borrower: $1,439,765.06

APPROVED AND ACCEPTED

BORROWER(S)

Tulsa Real Estate Fund, LLC, a Georgia Limited Liability Company

By: Jermaine D Morrison
Its Managing Member, Tulsa Real Estate Fund, LLC as sole member of TREF Legacy Center, LLC

velocity
commercial capital

Term Note

Loan No. 6723096219

May 13, 2022

$1,550,000.00

1. Promise to Pay

For value received, the undersigned, **Tulsa Real Estate Fund, LLC,** a **Georgia limited liability company**, with an address of **3015 R N Martin Street, East Point, GA 30344** (the *"Borrower"*), promises to pay to the order of Velocity Commercial Capital, LLC, a California Limited Liability Company, with an address of 30699 Russell Ranch Road, Suite 295, Westlake Village, CA 91362 (together with its successors and assigns, the *"Lender"*), the principal amount of **One million five hundred fifty thousand and 00/100 dollars ($1,550,000.00)** on or before **June 1, 2052** (the *"Maturity Date"*), as set forth below, together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full. The Borrower shall pay consecutive monthly installments of principal and interest, as follows: **$12,740.24** commencing on **July 1, 2022**, and the same amount (except the last installment which shall be the unpaid balance) on the 1st day of each month thereafter. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to **9.24%**.

2. Amortization Period

The calculation of the payment amount is based on a **360 month** amortization period.

3. Payment Delivery; Interest Accrual Basis

Principal and interest shall be payable at Lender's main office or at such other place as Lender may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated monthly on the basis of a 360-day year based on twelve (12) thirty (30) day months except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.

4. Prepayment Charge

This Note may be prepaid in whole or in part upon thirty (30) days prior written notice to Lender. In the event of any prepayment of this Note at any time through June 1, 2027 (the *"Prepayment Charge Expiration Date"*) whether by voluntary prepayment, acceleration or otherwise, the Borrower shall, at the option of Lender, pay a *"fixed rate prepayment charge"* equal to the product of (a) the principal amount so prepaid and (b) the percentage set forth in the table below for any prepayment made during the indicated period. No Prepayment Premium will be due if (a) prior to the Prepayment Charge Expiration Date, a prepayment amount received plus all other prepayment amounts received in the most recent 12 months is not greater than 20% of the Principal Amount of the Note, or (b) a prepayment is made in whole or in part after the Prepayment Charge Expiration Date.

For all purposes including the accrual of interest, any prepayment received by Lender on any day other than the last calendar day of the month shall be deemed to have been received on the last calendar day of the month.

Period	Percentage
May 13, 2022 - June 1, 2023	5%
July 1, 2023 - June 1, 2024	4%
July 1, 2024 - June 1, 2025	3%
July 1, 2025 - June 1, 2026	2%

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All rights reserved.

July 1, 2026 - June 1, 2027	1%

After the last period indicated in the above table this Note may be prepaid in whole or in part without any prepayment charge.

5. Default

At the option of Lender, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an *"Event of Default"*): (1) default of any liability, obligation, covenant or undertaking of the Borrower or any guarantor hereof to Lender, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Borrower or any guarantor hereof under any other loan document delivered by the Borrower or any guarantor, or in connection with the loan evidenced by this Note or any other agreement by the Borrower or any guarantor with Lender; (2) failure of the Borrower or any guarantor hereof to maintain aggregate collateral security value satisfactory to Lender; (3) default of any material liability, obligation or undertaking of the Borrower or any guarantor hereof to any other party; (4) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower or any guarantor hereof in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower or any guarantor hereof shall be determined by Lender to have been false or misleading in any material respect when made; (5) if the Borrower or any guarantor hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the division, merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (6) the death of the Borrower or any guarantor hereof and, if the Borrower or any guarantor hereof is a partnership or limited liability company, the death of any partner or member; (7) the institution by or against the Borrower or any guarantor hereof of any proceedings under the Bankruptcy Code 11 USC §101 *et seq.* or any other law in which the Borrower or any guarantor hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower or any guarantor hereof of an assignment for the benefit of creditors or the granting by the Borrower or any guarantor hereof of a trust mortgage for the benefit of creditors; (8) the service upon Lender of a writ in which Lender is named as trustee of the Borrower or any guarantor hereof; (9) a judgment or judgments for the payment of money shall be rendered against the Borrower or any guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (10) any levy, lien (including mechanics lien) except as permitted under any of the other loan documents between Lender and the Borrower, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower or any guarantor hereof; (11) the termination or revocation of any guaranty hereof; (12) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower or any guarantor hereof; or (13) the occurrence of any other event or circumstance, such that Lender, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower or any guarantor hereof to Lender has been or may be impaired.

6. How Payments Are Applied

Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as Lender may determine. The Borrower hereby authorizes Lender to charge any deposit account which the Borrower may maintain with Lender for any payment required hereunder without prior notice to the Borrower.

7. Interest Rate Not To Exceed Legal Limit

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

8. Business/Commercial Purpose

The Borrower represents to Lender that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

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All rights reserved.

9. Lien and Setoff

The Borrower grants to Lender a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from Lender to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of Lender, whether for safekeeping or otherwise, or in transit to or from Lender (regardless of the reason Lender had received the same or whether Lender has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to Lender and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to Lender at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to Lender.

10. Waivers

No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and any other party obligated on account of this Note by contract, by operation of law or otherwise (the Borrower and each Borrower, if more than one, and each such other party, an *"Obligor"*) regardless of the time, order or place of signing, waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waive all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, the Borrower waives and terminates any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation, *O.C.G.A.* Section 44-13-1.

11. Indemnification

The Borrower shall indemnify, defend and hold Lender and its directors, officers, employees, agents and attorneys (each an *"Indemnitee"*) harmless against any claim brought or threatened against any Indemnitee by the Borrower or by any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of Lender's relationship with the Borrower (each of which may be defended, compromised, settled or pursued by Lender with counsel of Lender's selection, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of Lender.

12. Costs and Expenses, Default Rate, Late Charge

The Borrower agrees to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of 4% plus the rate provided for herein. If any payment due under this Note is unpaid for 10 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting Lender's other remedies on account thereof), a late charge equal to 5% of such unpaid amount.

13. Binding Effect, Joint and Several Liability, Complete Agreement

This Note shall be binding upon the Borrower and upon its heirs, successors, assigns and legal representatives, and shall inure to the benefit of Lender and its successors, endorsees and assigns.

The liabilities of the Borrower and each Borrower, if more than one, and any Obligor are joint and several; provided, however, the release by Lender of the Borrower or any one or more Obligors shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any Obligor are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to Lender. Each reference in this Note to the Borrower and each Borrower, if more than one, and Obligor, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to Lender of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by Lender of any collateral shall not release any person obligated on account of this Note.

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All rights reserved.

The Borrower authorizes Lender to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

14. Further Assurances

The Borrower will from time to time execute and deliver to Lender such documents, and take or cause to be taken, all such other further action, as Lender may request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to Lender the security interest in any collateral securing this Note or to comply with applicable statute or law.

15. Governing Law

This Note shall be governed by the laws of the State of Georgia.

16. Section Headings

Section headings are for reference only and are not intended to affect the interpretation of the provisions of this Note.

17. Notices

Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer or agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note or as any party may from time to time designate by written notice to the other party.

18. Jurisdiction and Venue

THE BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN GEORGIA, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT THE SAME HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER HEREBY CONSENTS TO ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING, (I) BY MAILING A COPY THEREOF BY REGISTERED AND CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE BORROWER'S, ADDRESS SHOWN BELOW OR AS NOTIFIED TO LENDER OR (II) BY SERVING THE SAME UPON THE BORROWER(S) IN ANY OTHER MANNER OTHERWISE PERMITTED BY LAW, AND AGREES THAT SUCH SERVICE SHALL IN EVERY RESPECT BE DEEMED EFFECTIVE SERVICE UPON THE BORROWER.

19. Waiver of Jury Trial

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER TO LENDER, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER AND LENDER EACH CERTIFIES THAT NEITHER LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

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All rights reserved.

SIGNATURES

Executed as of May 13, 2022.

Borrower

Tulsa Real Estate Fund, LLC
a Georgia limited liability company

Tulsa Founders LLC
a Georgia limited liability company, Manager

JAY MORRISON REAL ESTATE PARTNERS LIMITED LIABILITY COMPANY
a New Jersey limited liability company, Manager

MORRISON HOLDINGS, LLC
a New Jersey limited liability company, Managing Member

5/13/22

Jermaine Morrison — **Date**
Manager

© 2019 Wolters Kluwer Financial Services, Inc.
All rights reserved.